                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       REAL ESTATE ASSOCIATES LIMITED III
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                       REAL ESTATE ASSOCIATES LIMITED III
                            9090 WILSHIRE BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90211

                                    CAUTION

                                                                    May 15, 2001

Dear Limited Partners:

      Your General Partners of Real Estate Associates Limited III want to alert you that an organization controlled by David L. Johnson, Bond Purchase L.L.C., has started a consent solicitation in an attempt to seize control of your Limited Partnership. Mr. Johnson's group will be asking limited partners to sign consent forms to remove, without cause, your existing General Partners and replace your experienced Managing General Partner with Mr. Johnson's affiliate, which has no significant assets, net worth or business history. YOUR GENERAL PARTNERS ARE UNANIMOUSLY OPPOSED TO THE JOHNSON GROUP'S SOLICITATION.

      Your Managing General Partner is preparing consent revocation materials relating to the Johnson Group's solicitation to clarify the facts and our position on the issues raised by Mr. Johnson. Our materials will be mailed to you shortly.

      In the meantime, you will most likely be approached by Bond Purchase or other affiliates of Mr. Johnson, in their attempts to get you to sign their blue consent card. WE CAUTION YOU AGAINST INADVERTENTLY SIGNING A BLUE CONSENT CARD FOR THE JOHNSON GROUP OR TAKING ANY OTHER ACTION WHICH MIGHT NOT BE IN YOUR OWN BEST INTERESTS.

      We regret that your Limited Partnership is faced with a disruptive and costly consent process but we assure you that your General Partners are acting and will continue to act vigorously to protect your best interests. AGAIN, WE CAUTION YOU NOT TO SIGN ANY BLUE CONSENT CARD OR OTHER MATERIALS YOU MAY RECEIVE FROM THE JOHNSON GROUP UNTIL YOU HAVE THE OPPORTUNITY TO REVIEW OUR CONSENT REVOCATION MATERIALS.

      As further information becomes known we will keep you updated. On behalf of your General Partners, thank you for your interest and continued support.

                                        Sincerely,

                                        National Partnership Investments Corp.
                                        Managing General Partner

      THIS INFORMATION WAS FURNISHED ON BEHALF OF REAL ESTATE ASSOCIATES LIMITED III BY ITS GENERAL PARTNERS. INFORMATION REGARDING THE PARTICIPANTS IN REAL ESTATE ASSOCIATES LIMITED III'S CONSENT REVOCATION SOLICITATION AND THEIR INTEREST IN SUCH SOLICITATION MAY BE OBTAINED BY REVIEWING REAL ESTATE ASSOCIATES LIMITED III'S PRELIMINARY CONSENT REVOCATION MATERIALS AS FIRST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") ON MAY 9, 2001 AND AS MAY BE AMENDED. REAL ESTATE ASSOCIATES LIMITED III WILL SHORTLY BE SENDING YOU DEFINITIVE CONSENT REVOCATION MATERIALS WHICH YOU SHOULD READ AS THEY CONTAIN IMPORTANT INFORMATION. YOU MAY OBTAIN A COPY OF REAL ESTATE ASSOCIATES LIMITED III'S PRELIMINARY CONSENT REVOCATION MATERIALS FILED ON FORM PREC14A AND, WHEN FILED, OUR DEFINITIVE CONSENT REVOCATION MATERIALS, FREE OF CHARGE AT THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. REAL ESTATE ASSOCIATES LIMITED III WILL ALSO PROVIDE YOU WITH A COPY OF ITS MATERIALS WITHOUT CHARGE. PLEASE CONTACT D.F. KING AT THE TOLL-FREE NUMBER PROVIDED BELOW.
                           -------------------------

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL D.F. KING & CO., INC.,
            WHICH IS ASSISTING US IN THIS MATTER, AT 1-800-269-6427.
                            ------------------------